UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2020, Biolife Solutions, Inc. (“we,” “us,” “our,” or the “Company”) closed its recently announced public offering (the “offering”) of common stock for gross proceeds of approximately $86.3 million. The shares in the offering were offered and sold by the Company pursuant to a prospectus supplement dated as of July 2, 2020, which was filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2020, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on September 24, 2019, and subsequently declared effective on October 4, 2019 (File Nos. 333-233912 and 333-239637) (the “Registration Statement”).

The offering was conducted pursuant to an underwriting agreement (the “Agreement”) between the Company, Cowen and Company, LLC, Oppenheimer & Co. Inc. and Stephens Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), that was entered into on July 2, 2020. We sold 5,951,250 shares of common stock in the offering, including 776,250 shares pursuant to the exercise by the Underwriters, in full, of the option to purchase additional shares granted to the Underwriters, at a purchase price of $14.50 per share. The material terms of the offering are described in the Registration Statement and the Prospectus Supplement. The Agreement contains customary representations, warranties and agreements of us and the Underwriters. We also agreed in the Agreement to indemnify the Underwriters against certain liabilities.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on form 8-K and is incorporated by reference herein.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

5.1	Opinion of Ellenoff Grossman & Schole LLP

10.1	Underwriting Agreement, dated July 2, 2020, between Biolife Solutions, Inc. and Cowen and Company, LLC, Oppenheimer & Co. Inc. and Stephens Inc.

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: July 8, 2020	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer and Chief Operating Officer